UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2025

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2025, Canopy Growth Corporation (the “Company”) entered into an agreement (the “Lender Agreement”) with certain of the lenders (the “Lenders”) to its senior secured term loan facility (the “Term Loan”) under its term loan credit agreement dated March 18, 2021, as amended on October 24, 2022, July 13, 2023 and August 8, 2024, among the Company and 11065220 Canada Inc., as borrowers, the lenders party thereto and Wilmington Trust, National Association, as administrative and collateral agent. Pursuant to the terms of the Lender Agreement, the Company has agreed to make the following three prepayments under the Term Loan that are expected to reduce the Term Loan by US$50.0 million by March 31, 2026: (i) US$25.0 million at par on or about July 31, 2025; (ii) US$10.0 million at par on or prior to December 31, 2025; and (iii) US$15.0 million at par on or prior to March 31, 2026 (collectively, the “Prepayments”). The Lender Agreement was entered into in order to facilitate the Acreage Financing (as defined below).

In connection with the Lender Agreement, Canopy USA, LLC obtained consent from the Company (the “Acreage Financing Consent”) in order to secure an additional US$22 million in funding for Acreage Holdings, Inc. and its subsidiaries (the “Acreage Financing”). The Acreage Financing Consent required the consent of the Lenders.

The foregoing description of the Lender Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lender Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Item 7.01	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the Lender Agreement and the Prepayments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein solely for purposes of this Item 7.01 disclosure.

The information set forth and incorporated by reference in Item 7.01 of this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*+	Notice and Limited Consent, dated as of July 29, 2025, by and among Canopy Growth Corporation, 11065220 Canada Inc., the lender party thereto, the guarantors party thereto, and Wilmington Trust, National Association.
99.1	Press Release, dated July 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Company treats as private or confidential. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

	By:	/s/ Christelle Gedeon
Christelle Gedeon
Chief Legal Officer

Date: July 29, 2025